ASSIGNMENT

THE  STATE  OF  ARIZONA               )
                                      )     KNOW  ALL  MEN  BY  THESE  PRESENTS
COUNTY  OF  YAVAPAI                   )

     That the undersigned, Equitable Assets Incorporated, in consideration $11,307,428 (Eleven Million Three Hundred Seven Thousand Four Hundred Twenty Eight) in cash and other good and valuable consideration, to wit: 1,000,000 shares of the $.001 par value fully paid, non-assessable, voting common stock, has ASSIGNED, TRANSFERRED AND CONVEYED and by these presents, does ASSIGN, TRANSFER AND CONVEY unto

          Centre Capital Corp.
          2619 Gravel
          Fort Worth, Texas 76118

     58,285.71 tons of paid up zeolite mineral located in the Northwest Quarter of Ryholite Claim # 12 located in Yavapai County, Arizona, Section 20, T8N, R4W, San Powel Peak Quad. (Book 3262 Page 823 of the Official Records, Instrument No. 9647141).

     Assignor warrants that it is the lawful owner in every respect ot the Asset and that the Asset is free and clear of all liens, security agreements, encumbrances, claims, demands or claims, demands and charges of every kind whatsoever.

     Assignor does hereby bind itself and its successor and assigns to forever warrant and defend the title to the Asset unto Assignee, its successor and assigns, against the lawful claim or claims of any and all persons whomever.

     EFFECTIVE as of the 3rd day of July, 2000.

                                             Equitable Assets Incorporated
                                             35 Barrack Road, Third Floor
                                             Belize City, Belize


                                             By
                                             ----------------------------------
                                                  Louis  G.  Mehr,  President

County  of  Harris          )
State  of  Texas            )

     Sworn and Subscribed to before me, the undersigned authority, on this the 3rd day of July, 2000.

                                             NOTARY  PUBLIC  in  and  for  the
                                             STATE  OF  TEXAS

                                             By
                                             ----------------------------------

                                             Agreed  and  Accepted:

                                             By
                                             ----------------------------------
                                             Karl Jacobs, Chairman of the Board
                                             Centre Capital Corp.


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